Exhibit 99.01

Imperva Announces First Quarter 2013 Financial Results

•	Total revenue of $28.6 million during the first quarter, up 33% year-over-year

•	First quarter services revenue growth of 52% was driven by the 205% increase in subscription revenue

•	New customers increased 66% year-over-year to 148 during the first quarter

•	GAAP EPS loss of $0.25; Non-GAAP EPS loss of $0.13

•	Total deferred revenue at March 31, 2013 increased 33% year-over-year to $46.6 million

Redwood Shores, Calif. – May 2, 2013 – Imperva, Inc. (NYSE: IMPV), a pioneer and leader of a new category of business security solutions for critical applications and high-value business data in the data center, today announced financial results for the first quarter ended March 31, 2013.

“The investments being made to our global sales and support infrastructure are beginning to pay off, evidenced by the 66% year-over-year increase in new customers during the first quarter,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “Our results highlight the underlying strength of our technology, our comprehensive, fully-integrated solution, and our global footprint as we accelerated our investments in the business to take advantage of the demand we are seeing worldwide. Looking forward, we see numerous growth opportunities to expand our geographic reach and introduce additional products to enhance our offering and extend our leadership position.”

First Quarter 2013 Financial Highlights

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Revenue: Total revenue for the first quarter of 2013 was $28.6 million, an increase of 33% compared to $21.5 million in the first quarter of 2012. Within total revenue, product revenue was $14.2 million, an increase of 17% compared to the first quarter of 2012. Services revenue increased 52% year-over-year to $14.4 million and accounted for 50% of total revenue, up from 44% in the first quarter of 2012. Within services revenue, overall subscription revenue grew 205% to $2.0 million, compared to the first quarter of 2012. Combined product and subscriptions revenue, a leading indicator of the strength of our business, grew 27% to $16.2 million, compared to the first quarter of 2012.

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Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(6.0) million for the first quarter compared to a loss of $(3.2) million during the first quarter in 2012. GAAP results included stock-based compensation expense of $2.9 million for the first quarter of 2013 and $0.7 million for the first quarter of 2012. Non-GAAP operating loss for the first quarter was $(3.1) million, compared to a loss of $(2.5) million during the same period in 2012, excluding the above mentioned charges.

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Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the first quarter was $(6.1) million, or $(0.25) per share based on 23.9 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(3.3) million, or $(0.15) per share based on 22.3 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the first quarter of 2013 was $(3.2) million, or $(0.13) per share based on 23.9 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(2.6) million, or $(0.12) per share based on 22.3 million weighted average diluted shares outstanding in the prior-year period.

Both GAAP and non-GAAP profit and loss per share attributable to Imperva stockholders for the first quarter ended March 31, 2013 adjust for the loss attributable to Imperva’s non-controlling interest in Incapsula.

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Balance Sheet: As of March 31, 2013, Imperva had cash, cash equivalents and investments of $109.9 million. Total deferred revenue of $46.6 million increased 33% compared to $35.2 million as of March 31, 2012.

First Quarter and Recent Operating Highlights

•	During the first quarter of 2013, Imperva added 148 new customers, up 66% compared to the first quarter of last year. Imperva now has over 2,400 customers in more than 60 countries around the world.

•	During the first quarter of 2013, Imperva booked 64 deals with a value over $100,000, compared to 57 deals in the first quarter of last year.

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Imperva announced the release of SecureSphere 10.0, unveiled ThreatRadar Community Defense, the first cross-site information security intelligence service and enriched its File and Database Security products with SecureSphere Directory Services Monitoring (DSM), which provides the ability to audit, alert and report changes made in Active Directory.

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Imperva announced that it extended the fraud prevention capabilities of the Imperva SecureSphere Web Application Firewall and ThreatRadar Fraud Prevention to include integration with ReputationManager from iovation, a provider of device reputation protection against online fraud and abuse.

•	Imperva announced it was named to CRN’s 2013 Partner Program Guide and was awarded a 5-Star partner rating.

Business Outlook

The following forward-looking statements reflect expectations as of May 2, 2013. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Second Quarter Expectations – Ending June 30, 2013

Imperva expects total revenue for the second quarter of 2013 to be in the range of $31.0 million to $31.5 million, representing growth in the range of 26% to 28% compared to the same period in 2012. The company expects in the second quarter of 2013 non-GAAP gross margins of approximately 80%. Further, Imperva expects in the second quarter of 2013 non-GAAP operating loss to be in the range of $(0.5) million to $(1.0) million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $(0.75) million to $(1.25) million, or a loss of $(0.03) to $(0.05) per share, which excludes stock-based compensation expense.

Full Year Expectations –Ending December 31, 2013

Imperva expects total revenue for 2013 to be in the range of $133.0 million to $137.0 million, or up 28% to 31% compared to 2012. Imperva expects 2013 non-GAAP gross margins of approximately 80%. Further, the company expects 2013 non-GAAP operating profit to be in the range of $1.0 million to $3.0 million and non-GAAP net profit attributable to Imperva stockholders to be in the range of $0.5 million to $2.5 million, or $0.02 to $0.09 per share, which excludes stock-based compensation expense. Imperva expects capital expenditures for the full year to be in the range of $2.5 million to $3.5 million. Finally, the company expects to continue to generate positive cash flows from operations in 2013.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2013. To access this call, dial 888.801.6497 for the U.S. and Canada or 913.312.1403 for international callers with conference ID #6284652. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through May 16, 2013, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode #6284652.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“Second Quarter Expectations – Ending June 30, 2013” and “Full Year Expectations – Ending December 31, 2013”); Imperva’s belief that quarterly and annual combined product and subscriptions revenue are a leading indicator of the strength of its business; the company’s belief that the investments being made to its global sales and support infrastructure will pay off; Imperva’s beliefs regarding worldwide demand and that its investments in its business, the underlying strength of its technology, its comprehensive, fully-integrated solution, and its global footprint will enable it to take advantage of such demand; and the company’s belief that there are numerous growth opportunities to expand its geographic reach and introduce additional products to enhance its offering and extend its leadership position. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our business security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle business security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 15, 2013 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva is a pioneer and leader of a new category of business security solutions for critical applications and high-value business data in the data center. Imperva’s award-winning solutions protect against data theft, insider abuse, and fraud while streamlining regulatory compliance by monitoring and controlling data usage and business transactions across the data center, from storage in a database or on a file server to consumption through applications. With over 2,400 end-user customers in more than 60 countries and thousands of organizations protected through cloud-based deployments, securing your business with Imperva puts you in the company of the world’s leading organizations. For more information, visit www.imperva.com, follow us on Twitter or visit our blog.

© 2013 Imperva, Inc. All rights reserved. Imperva and the Imperva logo are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2013	2012
Net revenue:
Products and license	$14,154	$12,052
Services	14,431	9,466

Total net revenue	28,585	21,518
Cost of revenue(1):
Products and license	1,876	1,854
Services	4,415	2,733

Total cost of revenue	6,291	4,587

Gross profit	22,294	16,931
Operating expenses(1):
Research and development	6,358	4,993
Sales and marketing	17,547	11,596
General and administrative	4,383	3,493

Total operating expenses	28,288	20,082

Loss from operations	(5,994)	(3,151)
Other expense, net	(47)	(70)

Loss before provision for income taxes	(6,041)	(3,221)
Provision for income taxes	154	153

Net loss	(6,195)	(3,374)
Add: Loss attributable to noncontrolling interest	136	103

Net loss attributable to Imperva, Inc. stockholders	$(6,059)	$(3,271)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.25)	$(0.15)

Shares used in computing net loss per share of common stock, basic and diluted	23,905	22,304

(1) Stock-based compensation expense as included in above:
Cost of revenue	$211	$55
Research and development	667	127
Sales and marketing	1,334	261
General and administrative	641	225

Total stock-based compensation expense	$2,853	$668

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of March 31, 2013	As of December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$66,154	$59,201
Short-term investments	43,724	43,126
Restricted cash	596	591
Accounts receivable, net	24,299	35,576
Inventory	315	328
Deferred tax assets	609	597
Prepaid expenses and other current assets	5,083	4,356

Total current assets	140,780	143,775
Property and equipment, net	5,400	5,515
Severance pay fund	3,307	3,150
Restricted cash	753	753
Other assets	772	764

Total assets	$151,012	$153,957

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,783	$3,789
Accrued compensation and benefits	10,060	9,258
Accrued and other current liabilities	3,547	4,323
Deferred revenue	32,999	33,609

Total current liabilities	49,389	50,979
Other liabilities	2,491	2,638
Deferred revenue	13,650	12,682
Accrued severance pay	3,695	3,427

Total liabilities	69,225	69,726
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	161,670	157,989
Accumulated deficit	(79,576)	(73,517)
Accumulated other comprehensive income (loss)	931	861

Total Imperva, Inc. stockholders’ equity	83,027	85,335
Noncontrolling interest	(1,240)	(1,104)

Total stockholders’ equity	81,787	84,231

Total liabilities and stockholders’ equity	$151,012	$153,957

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(6,195)	$(3,374)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	626	411
Stock-based compensation	2,853	668
Amortization of premiums/accretion of discounts on short-term investments	186	76
Changes in operating assets and liabilities:
Accounts receivable, net	11,277	6,280
Inventory	13	117
Prepaid expenses and other assets	(598)	(14)
Accounts payable	(1,006)	(1,114)
Accrued compensation and benefits	802	(925)
Accrued and other liabilities	(714)	(1,359)
Severance pay, net	111	326
Deferred revenue	358	2,226
Deferred tax assets	(12)	(15)
Other	(10)	(4)

Net cash provided by operating activities	7,691	3,299
Cash flows from investing activities:
Purchase of short-term investments	(18,400)	(34,903)
Proceeds from sales/maturities of short-term investments	17,631	925
Net purchases of property and equipment	(511)	(244)
Change in other assets	—	(300)
Change in restricted cash	(5)	100

Net cash used in investing activities	(1,285)	(34,422)
Cash flows from financing activities:
Proceeds from issuance of common stock	630	103

Net cash provided by financing activities	630	103
Effect of exchange rate changes on cash	(83)	(37)

Net increase (decrease) in cash and cash equivalents	6,953	(31,057)
Cash and cash equivalents at beginning of period	$59,201	$96,025

Cash and cash equivalents at end of period	$66,154	$64,968

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2013	2012
GAAP operating loss	$(5,994)	$(3,151)
Plus:
Stock-based compensation expense	2,853	668

Non-GAAP operating loss	$(3,141)	$(2,483)

GAAP net loss attributable to Imperva, Inc. stockholders	$(6,059)	$(3,271)
Plus:
Stock-based compensation expense	2,853	668

Non-GAAP net loss	$(3,206)	$(2,603)

Weighted average shares outstanding, basic and diluted	23,905	22,304
Non-GAAP net loss, basic and diluted	$(0.13)	$(0.12)

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock based compensation charges from its non-GAAP financial measures primarily because they are non cash expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com